UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 5, 2011
Gladstone Commercial Corporation
(Exact name of registrant as specified in its chapter)

Maryland	001-33097	02-0681276
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1521 Westbranch Drive, Suite 200
McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (703) 287-5800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On January 11, 2011, the board of directors of Gladstone Commercial Corporation (the “Company”) approved the following actions, effective May 5, 2011: (i) increased the number of directors in the Class of 2012 to four directors from three; (ii) decreased the number of directors in the Class of 2011 from four to three; and (iii) appointed Gerard Mead to the Class of 2012 to fill the vacancy. Gerard Mead’s previous term as a director in the Class of 2011 expired on May 5, 2011, the effective date of his appointment to the Class of 2012. Mr. Mead will remain a member of each of the Company’s Audit Committee and Ethics, Nominating & Corporate Governance Committee.
Mr. Mead, age 67, has served as our director since January 2006. Mr. Mead also has been a director of Gladstone Investment Corporation and Gladstone Capital Corporation since January 2006. Mr. Mead is Chairman of Gerard Mead Capital Management, which he founded in 2003, a firm that provides investment management services to pension funds, endowments, insurance companies, and high net worth individuals. From 1966 to 2003, Mr. Mead was employed by the Bethlehem Steel Corporation, where he held a series of engineering, corporate finance and investment positions with increasing management responsibility. From 1987 to 2003 Mr. Mead served as Chairman and Pension Fund Manager of the Pension Trust of Bethlehem Steel Corporation and Subsidiary Companies. From 1972 to 1987 he served successively as Investment Analyst, Director of Investment Research, and Trustee of the Pension Trust, during which time he was also a Corporate Finance Analyst and Investor Relations Contact for Institutional Investors of Bethlehem Steel. Prior to that time, Mr. Mead was a steel plant engineer. Mr. Mead holds an MBA from the Harvard Business School and a BSCE from Lehigh University.
Item 5.07. Submission of Matters to a Vote of Security Holders
On May 5, 2011, the Company held its 2011 Annual Meeting of Stockholders (the “Annual Meeting”). The Company’s stockholders voted and approved each of the proposals presented at the Annual Meeting, which are described in detail in the Company’s Definitive Proxy Statement on Schedule 14A which was filed with the Securities and Exchange Commission on March 25, 2011.
Proposal 1: The election of three directors to hold office until the 2014 Annual Meeting of Stockholders.

			Broker Non-
Nominee	For	Abstain	Votes
Michela A. English	4,160,951	88,990	4,097,895
Anthony W. Parker	4,165,330	84,611	4,097,895
George Stelljes III	4,141,975	107,966	4,097,895

The following directors will continue to hold office until the 2012 Annual Meeting of Stockholders:
Terry Lee Brubaker
David A.R. Dullum
Gerard Mead
Jack Reilly
The following directors will continue to hold office until the 2013 Annual Meeting of Stockholders:
David Gladstone
Paul W. Adelgren
John H. Outland
Proposal 2: To ratify the selection by the Audit Committee of the Company’s board of directors of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2011.

For	Against	Abstain
8,255,580	59,187	33,069

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Commercial Corporation
(Registrant)
	By:	/s/ Danielle Jones
May 9, 2011		(Danielle Jones, Chief Financial Officer)